Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Legacy Reserves LP
Midland, TX

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 26, 2007, relating to the consolidated financial statements of Legacy Reserves LP appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 29, 2007, relating to the statements of revenues and direct operating expenses of the TSF Properties for each of the years in the two-year period ended December 31, 2006 appearing in the Company’s current report on Form 8-K/A filed on June 29, 2007.
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 29, 2007, relating to the statement of revenues and direct operating expenses of the Ameristate Properties for the year ended December 31, 2006 appearing in the Company’s current report on Form 8-K/A filed on June 29, 2007.
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 29, 2007, relating to the statements of revenues, direct operating expenses and equity income of the Binger Properties for each of the years in the two-year period ended December 31, 2006 appearing in the Company’s current report on Form 8-K/A filed on June 29, 2007.
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated October 16, 2007, relating to the statement of revenues and direct operating expenses of the Raven OBO Properties for the year ended December 31, 2006 appearing in the Company’s current report on Form 8-K/A filed on October 17, 2007.
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated May 5, 2006, relating to the combined financial statements of the Brothers Group appearing in the Company’s prospectus filed on January 12, 2007 pursuant to Rule 424(b) (File No. 333-138637) under the Securities Act.
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated November 7, 2005, relating to the statements of revenues and direct operating expenses of the PITCO Properties appearing in the Company’s prospectus filed on January 12, 2007 pursuant to Rule 424(b) (File No. 333-138637) under the Securities Act.
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated October 2, 2006, relating to the statements of revenues, operating fees and operating expenses of the South Justis Properties appearing in the Company’s prospectus filed on January 12, 2007 pursuant to Rule 424(b) (File No. 333-138637) under the Securities Act.
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated July 14, 2006, relating to the statements of revenues and direct operating expenses of the Kinder Morgan Properties appearing in the Company’s prospectus filed on January 12, 2007 pursuant to Rule 424(b) (File No. 333-138637) under the Securities Act.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Houston, TX
February 14, 2008